Exhibit 10.28



                            SHAREHOLDER LOAN CONTRACT

     This SHAREHOLDER LOAN CONTRACT (this "Contract") is made and entered into as of April 26, 1996 by and between JIAOZUO WAN FANG POWER COMPANY LIMITED ("Borrower"), a Sino-foreign cooperative joint venture enterprise organized and existing under the laws of the People's Republic of China (Business License number is 00037-1) with its registered office in Jiaozuo City, Henan Province, China (telephone no: 391-329-3144) and AES CHINA POWER HOLDING CO. (L), LTD. ("Lender"), a Labuan company wholly-owned by AES China Generating Co. Ltd. (Company no: LL00460).

1.   The Loans.
     ---------

     Subject to the terms and conditions of this Contract, Lender agrees to make to Borrower loans in an aggregate amount not to exceed US$ 68,584,000 (including interest during construction as provided in Section 3 hereof) in accordance with the Joint Venture Contract dated as of March 27, 1996 between Jiaozuo Power Partners, L.P. and Jiaozuo Aluminum Mill (the "Joint Venture Contract") and based on the exchange rate of US$ 1 to RMB 8.3, which loans will be divided into the Tranche A Loans to be used mostly for the first unit in an aggregate amount not to exceed US$ 34,292,000 (the "Tranche A Loans") and the Tranche B Loans to be used mostly for the second unit in an aggregate amount not to exceed US$ 34,292,000 (the "Tranche B Loans"; each such Tranche A or Tranche B Loan individually a "Loan" and collectively the "Loans") from time to time between April 26, 1996 and July 1, 1998 (the "Termination Date"). The Loans shall be evidenced by a promissory note of Borrower, substantially in the form of Exhibit A (the "Note"). Subject to the conditions set forth in Section 6, each Loan shall be made (a) in accordance with the drawdown schedule attached as Exhibit B and (b) on a day on which banks are authorized to open for business in New York, New York, the United States of America (a "Banking Day").

2.   Maturity.
     --------

     (a) Borrower shall repay the aggregate outstanding principal amount of the Loans in accordance with the amortization schedule attached as Exhibit C. In any event, Borrower shall repay such Loans in full by July 1, 2006. Borrower shall take all necessary actions to ensure that its cash on hand due to depreciation may be used to repay the principal of the Loans and shall so use such available cash.

     (b) Borrower shall have the right to prepay the Loans at any time or from time to time. Each of such optional prepayments shall be in an amount not less than US$ 5 million and shall be made with at least six months prior written notice to Lender. A Loan prepaid may not be reborrowed. The prepayments of the Loans will be applied in inverse order of maturity to the then remaining installments of principal to become due as set forth in Exhibit C.

3.   Interest and Fees.
     -----------------

[*** Filed separately with the Commission pursuant to a request for confidential treatment.]

     (a) Borrower shall pay interest on the Loan(s) outstanding from time to time at the rate of 11% per annum. Interest on the Loans shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Interest on the Tranche A Loans shall accrue until the Unit One Commercial Operation Date (as defined in the Power Purchase and Sale Contract dated as of April 26, 1996 between Borrower and the Henan Electric Power Corporation (the "Power Purchase and Sale Contract")) and be added to principal. Interest on the Tranche B Loans shall accrue until the Unit Two Commercial Operation Date (as defined in the Power Purchase Agreement) and be added to principal. Interest payments shall begin after the Unit One Commercial Operation Date in the case of the Tranche A Loans and after the Unit Two Commercial Operation Date in the case of the Tranche B Loans. Interest payments shall be payable quarterly in arrears on the first day of each January, April, July and October starting from the second such date to occur after the Unit One Commercial Operation Date in the case of the Tranche A Loans and after the Unit Two Commercial Operation Date in the case of the Tranche B Loans and on final maturity of the Loans (each such date, a "Payment Date"). Lender shall calculate and notify Borrower of the actual amount of each interest payment 15 days prior to each Payment Date.

     (b) Borrower shall pay to Lender a guarantee fee of [***]% per annum on the Loan(s) outstanding, which shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such guarantee fee shall accrue until the Unit One Commercial Operation Date in the case of the Tranche A Loans or until the Unit Two Commercial Operation Date in the case of the Tranche B Loans and be added to the principal of the Loans. Payment of the guarantee fee shall begin after the Unit One Commercial Operation Date in the case of the Tranche A Loans or after the Unit Two Commercial Operation Date in the case of the Tranche B Loans and shall be payable quarterly in arrears on each Payment Date. Lender shall calculate and notify Borrower of the actual amount of each payment of the guarantee fee 15 days prior to each Payment Date.

     (c) If Borrower fails to pay any sum payable under this Contract when due, Borrower shall from time to time on demand pay interest on such sum from and including the due date to the date of actual payment (after as well as before judgment) at a per annum interest rate equal to [***]% above the interest rate specified in Section 3(a).

4.   Method of Payment.
     -----------------

     All sums, including all principal, interest and fees, payable to Lender shall be payable in US Dollars not later than 10:00 a.m. Beijing time on each Payment Date to the account of Lender in Hong Kong (no. 08611939) at Citibank, N.A., or such other account within or outside of China as Lender notifies to Borrower.

5.   Representations and Warranties.
     ------------------------------

     Borrower represents as of this date and the date each Loan is made that:

     (a) Borrower is a Sino-foreign cooperative joint venture enterprise duly established and existing in good standing under the laws of the People's Republic of China;

     (b) the execution, delivery and performance of this Contract, the Note and each other document delivered in connection herewith or therewith are within Borrower's power, have been duly authorized by all necessary legal action, and do not contravene any law or any contractual restriction binding on Borrower;

     (c) this Contract is, and the Note and each other document delivered in connection herewith or therewith when executed will be, the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms;

     (d) all governmental approvals necessary for the execution of this Contract, the Note and each other document delivered in connection herewith or therewith have been obtained and all governmental approvals necessary for the performance and enforceability hereof and thereof shall have been obtained prior to and shall be in full force and effect on the date of each drawdown hereunder;

     (e) the obligations of Borrower hereunder and under the Note and any other document executed in connection herewith or therewith constitute the direct, unconditional and general obligations of Borrower and the sum of all of Borrower' other indebtedness does not exceed RMB five million except the loans provided by other shareholders of Borrower in the amount of not exceeding RMB 243,963,000, the working capital loans or the list of debts of over RMB one million each specified in Appendix D hereto;

     (f) Borrower is not in default under any agreement or obligation to which it is a party or by which it may be bound; and

     (g) no Event of Default (as hereinafter defined), and no event which with the giving of notice or the passing of time, or both, would constitute an Event of Default, has occurred and is continuing.

6.   Conditions Precedent.
     --------------------

     The obligation of Lender to make each Loan hereunder is subject to the fulfillment, as determined solely by Lender, of the following conditions precedent at least three Banking Days prior to the proposed date of each drawdown of such Loan (except as otherwise indicated below) and the continued fulfillment of such conditions on the date of such drawdown:

     (a) All documents, licenses, approvals and permits required in connection with the establishment of Borrower as a Sino-foreign cooperative joint venture and the design, construction, ownership, operation and management of the Power Plant (as defined in the Power Purchase and Sale Contract) shall have been obtained and are in full force and effect; without limiting the generality of the foregoing, such approvals shall include approval by the Ministry of Foreign Trade and Economic Cooperation of China of the Joint Venture Contract and Borrower's Articles of Association, approval by the Henan Provincial Pricing Bureau of the pricing formula set forth in Appendix A to the Power Purchase and Sale Contract, approval by the relevant government department of the Land Use
Rights (as defined in the Joint Venture Contract), approval by the relevant government department of the early return of the registered capital to the Foreign Party (as defined in the Joint Venture Contract), issuance of Borrower's business license, approval regarding access to the foreign exchange adjustment center or foreign exchange banks, and approvals referred to in Article 2.3(a) of the Joint Venture Contract;

     (b) All registered capital and other loans required to be funded under the Joint Venture Contract by any party as of such date shall have been funded in full;

     (c) Lender shall have received the Note, duly executed by Borrower, which shall be in full force and effect;

     (d)  Lender  shall  have   received   satisfactory   evidence  of  the  due
authorization, execution and delivery of this Contract, the Note and each other document delivered in connection herewith or therewith by Borrower;

     (e) Lender shall have received certified copies of all governmental approvals and filings required for the execution, delivery, performance and enforceability of this Contract, the Note and each other document delivered in connection herewith or therewith and such approvals and filings are in full force and effect;

     (f) Each of the representations and warranties set forth in Section 5 shall be true and correct in all material respects;

     (g) Borrower shall have performed in all material respects its obligations required to be performed under this Contract, the Note and all other documents delivered in connection herewith or therewith;

     (h) All contracts referenced in the Joint Venture Contract including without limitation all Project Contracts (as defined in the Joint Venture Contract) and all other material contracts required in connection with the construction of the Project (as defined in the Power Purchase and Sale Contract) shall have been executed and delivered by all parties thereto and are in full force and effect;

     (i) Lender's independent engineer or, at the request of Lender, Borrower, shall have certified in a manner satisfactory to Lender that all applicable construction milestones as set forth in Exhibit B have been met;

     (j) Borrower shall have purchased the insurance policies required by Lender and such policies shall be in full force and effect;

     (k) Borrower shall have received from Jiaozuo Aluminum Mill evidence in form and substance satisfactory to Lender that Chinese banks have committed to provide Renminbi loans needed for the Project;

     (l) Lender shall have received a favorable opinion of Zheng, Liu, Yuan & Zhou Law Office with respect to the transactions contemplated hereby and such other approvals, opinions and documents as Lender may reasonably request; and

     (m) Fifteen Banking Days prior to each requested date of borrowing, Borrower shall submit an application for borrowing to Lender in form and substance reasonably satisfactory to Lender. Each such application shall state the requested amount and date of the borrowing which date shall not be earlier than the relevant drawdown date specified in Exhibit B, shall be signed by Borrower and shall constitute a representation and warranty by Borrower that it is in compliance with all the conditions precedent set forth herein and a reaffirmation as of the requested drawdown date of all of Borrower's representations and warranties contained herein.

7.   Covenants.
     ---------

     (a) Borrower shall at all times (i) preserve and maintain in full force and effect its existence as a cooperative joint venture under the laws of China, its qualification to do business in Henan Province, China and in each other jurisdiction in which the conduct of its business requires such qualification and (ii) obtain and maintain in full force and effect all governmental approvals required at any time in connection with the construction, maintenance, ownership or operation of the Facility (as defined in the Power Purchase and Sale Contract).

     (b) Borrower shall (i) perform and observe all of its covenants and agreements contained in any Project Contract or any other document relating to the Facility to which it is a party and (ii) maintain in full force and effect each of those project documents.

     (c)  Borrower  shall  comply,   and  shall  ensure  that  the  Facility  is
constructed and operated, with governmental requirements.

     (d) Borrower shall promptly provide to Lender copies of Borrower's construction, operation and financial reports and other information relating to the construction or operation of the Facility.

     (e) Borrower shall promptly register the Loans (no later than 15 days after the date hereof) with Jiaozuo foreign exchange control departments and obtain a registration certificate (the "Registration Certificate").

     (f) Borrower shall use the proceeds of the Loans solely for the purpose of financing the construction and start-up of the Facility and funding the working capital for the operation of Borrower.

     (g) Borrower shall notify Lender immediately of the occurrence of any Event of Default or of any event which would become an Event of Default with the passage of time or giving of notice or both.

     (h) Borrower shall not, without the prior written consent of Lender, assign, sell, mortgage, encumber or otherwise transfer any interest in any assets of Borrower other than transfers in the ordinary course of its business that would not have a materially adverse effect on Borrower or the performance of its obligations hereunder.

     (i) Prior to any due date for any repayment of the principal of and/or the payment of interest on the Loans, Borrower shall (A) use the Registration Certificate and the notice regarding such repayment and/or payment to obtain from the registration department a verification and approval certificate with respect to such repayment and/or payment; and (B) use such verification and approval certificate and the Registration Certificate to handle matters regarding the remittance from the foreign debt account of the principal of and interest on the Loans outside of China at the relevant bank.

     (j) At the beginning of each year, Borrower shall submit to the local foreign exchange administration a report stating the amount of foreign currency purchased in the preceding year for the purpose of repaying the principal of and/ paying the interest on the Loans and a plan regarding the purchase of foreign currency for the current year.

8.   Events of Default.
     -----------------

     (a) Each of the following events and occurrences shall constitute an Event of Default under this Contract:

          (i) any representation or warranty of Borrower proves to have been untrue when made or renewed;

          (ii) Borrower fails to repay when due any principal amounts of the Loans, or Borrower fails to pay within three Banking Days after the date due any interest or fee payment, due pursuant to the terms of this Contract, the Note or any document delivered in connection herewith or therewith;

          (iii) Borrower fails to perform or violates any other provision of this Contract (including without limitation the covenants), the Note or any

[*** Filed separately with the Commission pursuant to a request for Confidential Treatment.]


     document delivered in connection herewith or therewith, which continues unremedied for 30 days after notice thereof from Lender;

          (iv) except as otherwise provided in clause (ii) above, Borrower fails to pay when due any indebtedness for which it is liable, contingently or otherwise, or any such indebtedness is accelerated or is required to be prepaid prior to the stated maturity thereof;

          (v) any approval or permit required for the performance or enforceability of the obligations of Borrower under this Contract, the Note or any other document delivered in connection herewith or therewith expires or is not renewed upon expiration or is terminated or revoked or modified in any material respect;

          (vi) any approval or permit required in connection with the Project expires or is not renewed upon expiration or is terminated or revoked or modified in any material respect;

          (vii) any Project Contract is materially breached by a party thereto or such contract ceases to be in full force and effect;

          (viii) Borrower becomes insolvent or unable to pay its debts when due, or commits any act of bankruptcy including filing any petition in any bankruptcy, winding-up or reorganization proceeding, or acknowledges in writing its insolvency or inability to pay its debts, or any petition relating to bankruptcy is filed with respect to it by its creditors; or

          (ix) One or more judgments aggregating at least US$100,000 (or its equivalent) that is not covered by insurance is entered against Borrower and is not satisfied, vacated or bonded pending appeal within 60 days after entry.

     (b) If an Event of Default shall occur and be continuing, Lender shall have no further obligation to make Loans to Borrower and Lender may by notice to Borrower declare all outstanding Loans and accrued interest thereon and other amounts payable hereunder to be immediately due and payable, whereupon all such amounts shall become forthwith due and payable without demand or notice of any kind and without the consent, decree or authorization of any governmental entity. In the event of an Event of Default, Lender shall also have the right to liquidate Borrower and its assets.

9.   Intercreditor Arrangements.
     --------------------------

     Borrower and Lender each acknowledge that Borrower has also entered into a loan contract with Jiaozuo Aluminum Mill for a loan amount up to RMB 243,963,000 (the "Other Loan Contract"). Borrower represents that all loans under the Other Loan Contract shall be made at an interest rate (including all fees and other charges) of equal to or less than [***]% per cent per annum, and that the term of the Other Loan Contract shall be no shorter than eight years. The drawdown schedules for the Loans and the loans under the Other Loan Contract shall be determined by Borrower's Board of Directors. Any amounts due under this Loan Contract and the Other Loan Contract shall rank in equal priority. If Borrower has insufficient funds available to repay in full amounts due under the Loan Contract and the Other Loan Contract, such available funds shall be distributed pro rata on the basis of the total amount of loans outstanding under this Contract and under the Other Loan Contract, provided that at the time of such distribution Loans due to Lender under this Contract shall be computed on US Dollar cash basis and loans due to lender under the Other Loan Contract shall be calculated on Renminbi cash basis.

10.  Entire Agreement; Amendments.
     ----------------------------

     This Contract constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing signed by the parties hereto.

11.  Indemnity.
     ---------

     (a) Borrower shall pay all stamp duties in connection with this Contract, the Note and each other document delivered in connection herewith and therewith and shall reimburse Lender for any other cost, loss or damage (including without limitation any taxes excluding taxes imposed on the net income of Lender by the jurisdiction of its registration and other costs resulting from changes in law after the date hereof) incurred by Lender in connection with any Loan (including interest and fees), this Contract, the Note or any other document delivered in connection herewith or therewith. The payment of such stamp duties by Borrower and the reimbursement by Borrower of such other cost, loss or damage (including taxes as stated above) shall be in addition to Borrower's obligation to pay interest as set forth in Sections 3 (a) and (c).

     (b) Without limiting the generality of clause (a) above, if Borrower shall be obligated to withhold and pay any taxes required under the applicable laws of China or under any agreement between China and any country which has jurisdiction over Lender or Borrower, the interest rate hereunder shall be automatically and accordingly increased and Borrower shall make such additional interest payment so that the net amounts received by Lender after such withholding shall equal the amounts which would have been received by Lender had no such withholding been made.

     (c) The indemnity provisions of this Section 11 shall survive the repayment of the Loans and the termination of this Contract.

12.  Notice.
     ------

     All notices hereunder shall be in writing and shall be either personally delivered, or transmitted by postage prepaid registered air mail, or by facsimile to the party addressed at the relevant address set forth above. Either party may change its address by notice to the other.

13.  Governing Law.
     -------------

     This Contract shall be governed by and interpreted in accordance with the laws of England without regard to its procedural rules which would lead to the adoption of laws of other countries due to conflicts of laws.

14.  Submission to Jurisdiction.
     --------------------------

     (a)  Borrower  hereby  irrevocably   consents  that  any  legal  action  or
proceeding against it or any of its assets with respect to any of the obligations arising under or relating to this Contract may be brought in any English court, as Lender may elect, and by execution and delivery of this Contract, Borrower hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Borrower hereby irrevocably designates, appoints and empowers AES Electric in England (address: Burleigh House, 17-19 Worple Way, Richard TW10 6AG, U.K.), as its agent to receive for and on its behalf service of process in England in any legal action or proceeding with respect to this Contract, the Note or any other document delivered in connection herewith or therewith. The foregoing, however, shall not limit the rights of Lender to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction, including without limitation the People's Republic of China.

     (b) Borrower hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Contract, the Note or any other document delivered in connection herewith or therewith.

     (c) Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Contract, the Note or any other document delivered in connection herewith or therewith in England and hereby further irrevocably waives any claim that England is not a convenient forum for any such suit, action or proceeding.

15.  Arbitration.
     -----------

     (a) Notwithstanding Section 14, Lender may, in its sole discretion, choose to submit any dispute arising out of or in connection with this Contract for binding arbitration in Stockholm, Sweden under the auspices of the International Chamber of Commerce in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in effect on the date of this Contract (except to the extent this Section 15 specifies different procedures in which event such procedures will govern the arbitration to the extent so specified). Lender may choose arbitration with respect to any dispute at any time either before or after any filing of any claim, action or proceeding with any court by either party, provided, however, that once Lender makes such a choice, the relevant dispute will be settled finally and exclusively by arbitration irrespective of (i) whether any claim, action or proceeding has already been commenced in any court, (ii) the magnitude of such dispute or (iii) whether such dispute would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal. In the event that a claim, action or proceeding has already been commenced in a court when Lender chooses to submit the relevant dispute for arbitration, both parties hereto will immediately discontinue and withdraw the claim, action or proceeding from the court so that the dispute may be handled exclusively by arbitration. Once a dispute is submitted by Lender to arbitration, Borrower shall not have any right to file any claim, action or proceeding in any court in respect of such dispute or any matter relating to such dispute so that the dispute may be handled exclusively by arbitration. Any action by Lender to submit any dispute for arbitration shall not prevent Lender from bringing any claim, action or proceeding in any court with respect to any other dispute. Borrower shall not have any right to submit any dispute to arbitration. Any settlement and award rendered through arbitration proceeding will be final and binding upon the parties hereto if the decision is in writing and contains a reasoned analysis explaining the arbitrators' reasons for rendering the award. This Contract and the rights and obligations of the parties hereto will remain in full force and effect pending the award in such arbitration proceeding, which award will determine whether and when termination of this Contract shall become effective.

     (b) The arbitration will be conducted in English and Chinese.

     (c) There will be three arbitrators. Each party will select one arbitrator within 30 days after Lender elects to commence arbitration. Such arbitrators will be freely selected, and the parties hereto will not be limited in their selection to any prescribed list. Within 30 days after the selection of the latter of the two arbitrators selected by the parties, the two arbitrators shall select the third arbitrator; if the two arbitrators do not select the third within such 30 day period, the arbitrating body will select the third arbitrator. If a party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment will be made by the arbitrating body. The costs of the arbitration will be borne by the parties hereto as determined by the arbitration tribunal taking into account the relative merits of the positions of the parties.

     (d) The parties hereto agree that the arbitral award may be enforced against the parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. Accordingly, the parties hereto irrevocably agree that any action to enforce such judgment may be instituted wherever appropriate and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such action and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such action.

16.  Banking Day Adjustment.
     ----------------------

     If the date on which a payment is due is not a Banking Day, such date shall be changed to the next succeeding Banking Day (or to the first preceding Banking Day if the next succeeding Banking Day is in another calendar month).

17.  Information.
     -----------

     Borrower  shall  provide  Lender  with  such  information   concerning  the
condition and operation of Borrower, financial or otherwise, as Lender may from time to time request.

18.  Waiver; Cumulative Rights.
     -------------------------

     The failure or delay of Lender to require performance by Borrower of any provisions of this Contract shall not affect its right to require performance of such provision unless and until such performance has been waived in writing by Lender. Each and every right granted to Lender hereunder or under any other document delivered in connection herewith, or allowed to it at law or in equity, shall be cumulative and may be exercised in part or in whole from time to time.

19.  Assignment.
     ----------

     This Contract shall be binding upon and shall be enforceable by Borrower and Lender and their respective successors and assigns, except that Borrower shall have no right to assign or transfer its rights or obligations hereunder.

20.  Set-Off.
     -------

     Nothing herein contained shall limit the right of set-off, lender's lien or counterclaim which may be available to Lender under applicable law.

21.  Severability.
     ------------

     If any or more of the provisions contained in this Contract, the Note or any other document delivered in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired.

22.  Counterparts.
     ------------

     This Contract may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by both parties hereto shall constitute a full and original contract for all purposes.

23.  Language.
     --------
                                      -11-

     This Contract shall be written and executed in both Chinese and English versions, each of which shall have equal force and effect.

24.  Construction.
     ------------

     Unless otherwise stated, all references made in this Contract to "Sections" and "Exhibits" shall refer, respectively, to Sections of, and Exhibits to, this Contract. References herein to this Contract include the Exhibits hereto.

25.  Effectiveness.
     -------------

     This Contract shall become effective upon the signing hereof and upon the registration of the Loans with the State Administration of Exchange Control.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Contract to be executed by their respective duly authorized signatories as of the day and year first written above.

BORROWER                                 JIAOZUO WAN FANG POWER COMPANY LIMITED
--------


                                         By: /s/ [SIGNATURE ILLEGIBLE]
                                             -----------------------------
                                         Name:
                                         Title:


LENDER                                   AES CHINA POWER HOLDING CO. (L), LTD.
------

                                         By: /s/ Edwared C. Hall, III
                                             -----------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A

                             Form of Promissory Note
                             -----------------------

US$ _________________                                              Date:

     FOR VALUE RECEIVED, Jiaozuo Wan Fang Power Company Limited ("Borrower") hereby unconditionally promises to pay to the order of AES China Power Holding Co. (L), Ltd. ("Lender") at the account of Lender (no. ________________) at __________________________, the principal sum of [amount of Loans in words] (US$ [_________]) or, if less, the unpaid principal of the Loans made by Lender pursuant to the Loan Contract dated as of [ ______ ] between Borrower and Lender (the "Loan Contract") in the amounts and at the times specified in the Loan Contract.

     Borrower hereby promises also to pay interest on the unpaid principal amount of the Loans from the date such Loans are made until paid at the rates and at the times provided in the Loan Contract.

     All payments of principal and interest under this Note shall be paid in the currency and at the place specified in the Loan Contract.

     If Borrower fails to pay any sum payable under this Note when due, Borrower shall from time to time on demand pay interest on such sum from and including the due date to the date of actual payment (after as well as before judgment) at the rate provided in the Loan Contract.

     If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Loan Contract.

     Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     Terms not otherwise defined in this Note have the same meaning herein as in the Loan Contract.

     This Note shall be governed by and interpreted in accordance with the laws of England without regard to its procedural rules which would lead to the adoption of laws of other countries due to conflicts of laws.

                                             JIAOZUO WAN FANG POWER
                                             COMPANY LIMITED



                                             By:  ________________________
                                             Name:
                                             Title:

                                    EXHIBIT B


                                Drawdown Schedule

               [To be determined by Borrower's Board of Directors]


Date                   Amount                        Construction Milestone

                                    EXHIBIT C


                              AMORTIZATION SCHEDULE


                TRANCHE A                                 TRANCHE B
-------------------------------------      -------------------------------------

NUMBER   DATE          PAYMENT AMOUNT
 1       1-Jan-98      70% of 1997 DEPRECUAITON

                      PAYMENT                                            PAYMENT
                      AMOUNT                                              AMOUNT
                      (PERCENT                                       (PERCENT OF
                      OF PRINCIPAL                                     PRINCIPAL
                      OUTSTANDING                                    OUTSTANDING
NUMBER  DATE          AS OF 2-JAN-98)      NUMBER  DATE        AS OF UNIT 2 COD)
2      1-Apr-98          0.21%
3      1-Jul-98          0.23%             1       1-Jul-98                0.23%
4      1-Oct-98          0.26%             2       1-Oct-98                0.26%
5      1-Jan-99          0.30%             3       1-Jan-99                0.30%
6      1-Apr-99          0.34%             4       1-Apr-99                0.34%
7      1-Jul-99          0.38%             5       1-Jul-99                0.38%
8      1-Oct-99          0.43%             6       1-Oct-99                0.43%
9      1-Jan-00          0.49%             7       1-Jan-00                0.49%
10     1-Apr-00          0.55%             8       1-Apr-00                0.55%
11     1-Jul-00          0.62%             9       1-Jul-00                0.62%
12     1-Oct-00          0.70%             10      1-Oct-00                0.70%
13     1-Jan-01          0.79%             11      1-Jan-01                0.80%
14     1-Apr-01          0.90%             12      1-Apr-01                0.90%
15     1-Jul-01          1.01%             13      1-Jul-01                1.02%
16     1-Oct-01          1.15%             14      1-Oct-01                1.15%
17     1-Jan-02          1.30%             15      1-Jan-02                1.30%
18     1-Apr-02          1.46%             16      1-Apr-02                1.47%
19     1-Jul-02          1.65%             17      1-Jul-02                1.66%
20     1-Oct-02          1.87%             18      1-Oct-02                1.87%
21     1-Jan-03          2.11%             19      1-Jan-03                2.12%
22     1-Apr-03          2.39%             20      1-Apr-03                2.39%
23     1-Jul-03          2.70%             21      1-Ju1-03                2.70%
24     1-Oct-03          3.05%             22      1-Oct-03                3.05%
25     1-Jan-04          3.44%             23      1-Jan-04                3.45%
26     1-Apr-04          3.89%             24      1-Apr-04                3.90%
27     1-Jul-04          4.40%             25      1-Jul-04                4.41%
28     1-Oct-04          4.97%             26      1-Oct-04                4.98%
29     1-Jan-05          5.61%             27      1-Jan-05                5.63%
30     1-Apr-05          6.34%             28      1-Apr-05                6.36%
31     1-Jul-05          7.17%             29      1-Jul-05                7.18%
32     1-Oct-05          8.10%             30      1-Oct-05                8.12%
33     1-Jan-06          9.15%             31      1-Jan-06                9.17%
34     1-Apr-06         10.34%             32      1-Apr-06               10.36%
35     1-Jul-06         11.69%             33      1-Jul-06               11.71%
                        ------                                            ------



    Total              100.00%                 Total                     100.00%

                                    EXHIBIT D


              LIST OF BORROWER'S DEBTS OF OVER RMB ONE MILLION EACH



























                                      -1-